EXHIBIT 5.1


                  [LETTERHEAD OF CRAVATH, SWAINE & MOORE]



                                                                May 6, 1998


                           Cytec Industries Inc.
                              Debt Securities


Ladies and Gentlemen:

          We have acted as counsel for Cytec Industries Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale of up to $20,000,000 aggregate principal amount of debt securities (the "Debt Securities") of the Company to be registered under the Securities Act of 1933, as amended (the "Securities Act") on the Registration Statement on Form S-3 pursuant to Rule 462(b) of the Securities Act (the "Registration Statement") filed by the Company with the Securities and Exchange Commission on the same date hereof with respect to the Debt Securities and to be issued under an indenture between the Company and PNC Bank, National Association, as Trustee (the "Trustee") and dated March 15, 1998 (the "Indenture").

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the following: (a) the Certificate of Incorporation of the Company; (b) the By-laws of the Company; (c) resolutions adopted by the Board of Directors of the Company on April 18, 1996 and October 16, 1997, authorizing the registration of the Debt Securities under the Securities Act; (d) the Registration Statement and final prospectus included therein (the "Final Prospectus"); and (e) the Indenture.


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          We have also assumed that (i) the Registration
Statement and any amendments thereto (including post-effective amendments) will become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities are offered or issued as contemplated by the Registration Statement; (iii) the terms of the Debt Securities and of their issuance and sale will be established in conformity with the Indenture, will not violate any applicable laws or result in a default under or breach of any agreement or instrument (including the Certificate of Incorporation of the Company, which includes the Certificate of Designations, Preferences and Rights of Series C Cumulative Preferred Stock) binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Debt Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Final Prospectus; (v) the Indenture has been duly authorized and validly executed and delivered by the Trustee and
(vi) the underwriting agreement dated May 6, 1998, among the Company, Merrill Lynch Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Salomon Brothers Inc and SBC Warburg Dillon Read Inc., with respect to the Debt Securities offered (the "Underwriting Agreement") is duly authorized and validly executed and delivered by the Company and the other parties thereto.

          Based upon and subject to the foregoing, we are of opinion that with respect to any Debt Securities to be issued under the Indenture, when (i) the Board of Directors of the Company or a duly designated officer has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and any related matters and (ii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the Underwriting Agreement, upon payment of the consideration therefor as provided therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity,

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regardless of whether such enforceability is considered in a proceeding in equity or at law).

          We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York, the General
Corporation Law of the State of Delaware and the Federal law of the United States of America.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Final Prospectus filed as part of the Registration Statement.



                                   Very truly yours,

                                           /s/

                                   CRAVATH, SWAINE & MOORE


Cytec Industries Inc.
   Five Garret Mountain Plaza
      West Paterson, NJ 07424